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                                                                    EXHIBIT 21.1
                     List of PDV America, Inc. Subsidiaries

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Subsidiary                                                                                             Jurisdiction
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
CITGO Petroleum Corporation................................................................................Delaware
   Champlin Corporation....................................................................................Delaware
   CITGO Asphalt Refining Company........................................................................New Jersey
     CITERCO Asphalt Products LLC..........................................................................Delaware
   CITGO Canada Petroleum Corporation......................................................................Delaware
   CITGO East Coast Oil Corporation........................................................................Delaware
     TCP Petcoke Corporation...............................................................................Delaware
       TCP/TGS Sweeny LLC..................................................................................Delaware
       TCP Venezuela, Inc..................................................................................Delaware
   CITGO Funding Company, L.L.C............................................................................Delaware
   CITGO Gulf Coast Refining, Inc..........................................................................Delaware
   CITGO International Marketing Mexico Holding, L.L.C.....................................................Delaware
     CITGO Mexicana, S. de R.L. de C.V.......................................................................Mexico
   CITGO Investment Company................................................................................Delaware
     CITGO International Marketing, Inc....................................................................Delaware
       CITGO International Latin America, Inc..............................................................Delaware
         CITGO International Latin America Investment Company.........................................Cayman Island
           CILA Guatemala Ltda............................................................................Guatemala
           CITGO Cayman Investment, L.L.C.............................................................Cayman Island
              PDV Ecuador, CIA. LTD.........................................................................Ecuador
           CITGO Cayman Investment Sociedad en Comandita, Panamanian Limited Partnership.....................Panama
           CITGO International Argentina S.R.L............................................................Argentina
           CITGO International Latin American Trading Company..............................................Delaware
           CITGO International Puerto Rico Company......................................................Puerto Rico
           Dominican Energy and Service, S.A.....................................................Dominican Republic
           PDV Brasil Combustiveis e Lubrificantes Limitada..................................................Brazil
           PDV Chile Distribuidora Limitada...................................................................Chile
     CITGO Refining and Chemicals Company L.P..............................................................Delaware
       Cumene Associates, Inc..............................................................................Delaware
         Texas Phenol Plant Limited Partnership...............................................................Texas
           Mt. Vernon Phenol Plant Partnership..............................................................Indiana
   CITGO Pipeline Holding I, L.L.C.........................................................................Delaware
   CITGO Pipeline Holding II, L.L.C........................................................................Delaware
   CITGO Pipeline Investment Company.......................................................................Delaware
     CITGO Pipeline Company................................................................................Delaware
     CITGO Products Pipeline Company.......................................................................Delaware
     Colonial Pipeline.....................................................................................Delaware
     Explorer Pipeline.....................................................................................Delaware
     KAW Pipeline..........................................................................................Delaware
     LaFitte Gas Pipeline..................................................................................Delaware
     Lake Charles Pipeline.................................................................................Delaware
     Midwest Pipeline Company, L.L.C.......................................................................Delaware
       Inland Corporation......................................................................................Ohio
     West Shore Pipeline...................................................................................Delaware
     West Texas Gulf Pipeline..............................................................................Delaware
     Wolverine Pipeline....................................................................................Delaware
   CITGO Puerto Rico Petroleum Corporation.................................................................Delaware
   CITGO Refining Investment Company.......................................................................Oklahoma
     LYONDELL-CITGO Refining LP...............................................................................Texas
   CITGO Trading Company, L.P..............................................................................Delaware
   Nelson Industrial Steam Company............................................................................Texas
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
   SecureFuelNetwork, L.L.C................................................................................Delaware
   SFN Holdings, L.L.C.....................................................................................Delaware
   Trimark Insurance Company Ltd. ..........................................................................Bermuda
     Oil Insurance Limited..................................................................................Bermuda
     sEnergy Re, Ltd........................................................................................Bermuda
   VPHI Midwest, Inc.......................................................................................Delaware
     PDV Midwest Refining L.L.C............................................................................Delaware
       The Needle Coker Company............................................................................Illinois
PDV USA................................................................................................... Delaware
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